Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2015 (except for note 22, which is as of April 14, 2015) relating to the financial statements of Shopify Inc., which appears in the Registration Statement on Form F-1, as amended (File No. 333-203401).

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Ontario

May 26, 2015